CERTIFICATE OF INCORPORATION

OF

ENOSI LIFE SCIENCES CORP.

FIRST: The name of the corporation is Enosi Life Sciences Corp. (the "***Corporation***").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation is authorized to issue one class of stock, to be designated "***Common Stock***," with a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000).

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

SEVENTH: The name and mailing address of the incorporator is:

KNOX BELL
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121

EIGHTH:

Section 1. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 2. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

Section 3. Neither any amendment or repeal of any Section of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH, in respect of any matter occurring, or any action or

proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

THE UNDERSIGNED, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of January __, 2020.

____

Knox Bell, Incorporator

CERTIFICATE OF MERGER

of

Enosi Life Sciences Corp., a British Columbia corporation

with and into

Enosi Life Sciences Corp.
(a Delaware corporation)

Pursuant to Section 252 of the Delaware General Corporation Law ("DGCL"), the undersigned corporation hereby certifies that:

FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Enosi Life Sciences Corp.	British Columbia, Canada
Enosi Life Sciences Corp.	Delaware

SECOND: A Merger Agreement dated as of January __, 2020 (the "Merger Agreement"), by and between each of the constituent corporations, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the DGCL.

THIRD: **Enosi Life Sciences Corp.**, a Delaware corporation, shall be the surviving corporation in the merger (the "Surviving Corporation") and will continue its existence as the Surviving Corporation under the name "**Enosi Life Sciences Corp.**." The British Columbia corporation ("BC Corp.") will cease to exist upon the filing of this Certificate of Merger.

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall continue to be its Certificate of Incorporation.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation located at 13225 Bavarian Drive, San Diego, CA 92129.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: As is specified in the Merger Agreement:

(a) the property, rights and interest of the BC Corp. will continue to be the property, rights and interests of the Surviving Corporation;

(b) the Surviving Corporation continues to be liable for the obligations of the BC Corp.;

(c) an existing cause of action, claim or liability of BC Corp. is unaffected by the merger; and

(d) a legal proceeding being prosecuted or pending by or against BC Corp. may be prosecuted or its prosecution may be continued against the Surviving Corporation.

EIGHTH: The authorized capital stock of **Enosi Life Sciences Corp., a British Columbia corporation,** as of the date of this Certificate of Merger, is an unlimited number of shares of Common Stock, no par value, of which 27,500,000 shares are issued and outstanding.

NINTH: The merger shall become effective immediately upon filing this Certificate of Merger.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed by its duly authorized officer as of January __, 2020.

Enosi Life Sciences Corp.,
a Delaware corporation

By: ______________________________
Knox Bell, Assistant Secretary

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ENOSI LIFE SCIENCES CORP.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JANUARY, A.D. 2020, AT 5:21 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7803994 8100
SR# 20200346346

Authentication: 202208121
Date: 01-16-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:21 PM 01/16/2020
FILED 05:21 PM 01/16/2020
SR 20200346346 - File Number 7803994

CERTIFICATE OF INCORPORATION

OF

ENOSI LIFE SCIENCES CORP.

FIRST: The name of the corporation is Enosi Life Sciences Corp. (the "***Corporation***").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation is authorized to issue one class of stock, to be designated "***Common Stock***," with a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000).

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

SEVENTH: The name and mailing address of the incorporator is:

KNOX BELL
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121

EIGHTH:

Section 1. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 2. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

Section 3. Neither any amendment or repeal of any Section of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH, in respect of any matter occurring, or any action or

proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

THE UNDERSIGNED, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of January 16 2020.

Knox Bell

Knox Bell, Incorporator

WEST\289063751.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"ENOSI LIFE SCIENCES CORP.", A BRITISH COLUMBIA CORPORATION,

WITH AND INTO "ENOSI LIFE SCIENCES CORP." UNDER THE NAME OF "ENOSI LIFE SCIENCES CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JANUARY, A.D. 2020, AT 5:41 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7803994 8100M
SR# 20200433410

Authentication: 202241152
Date: 01-23-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:41 PM 01/21/2020
FILED 05:41 PM 01/21/2020
SR 20200433410 - File Number 7803994

CERTIFICATE OF MERGER

of

Enosi Life Sciences Corp., a British Columbia corporation

with and into

Enosi Life Sciences Corp.
(a Delaware corporation)

Pursuant to Section 252 of the Delaware General Corporation Law ("DGCL"), the undersigned corporation hereby certifies that:

FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Enosi Life Sciences Corp.	British Columbia, Canada
Enosi Life Sciences Corp.	Delaware

SECOND: A Merger Agreement dated as of January 21, 2020 (the "Merger Agreement"), by and between each of the constituent corporations, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the DGCL.

THIRD: **Enosi Life Sciences Corp.**, a Delaware corporation, shall be the surviving corporation in the merger (the "Surviving Corporation") and will continue its existence as the Surviving Corporation under the name "**Enosi Life Sciences Corp..**" The British Columbia corporation ("BC Corp.") will cease to exist upon the filing of this Certificate of Merger.

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall continue to be its Certificate of Incorporation.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation located at 13225 Bavarian Drive, San Diego, CA 92129.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: As is specified in the Merger Agreement:

(a) the property, rights and interest of the BC Corp. will continue to be the property, rights and interests of the Surviving Corporation;

(b) the Surviving Corporation continues to be liable for the obligations of the BC Corp.;

(c) an existing cause of action, claim or liability of BC Corp. is unaffected by the merger; and

(d) a legal proceeding being prosecuted or pending by or against BC Corp. may be prosecuted or its prosecution may be continued against the Surviving Corporation.

EIGHTH: The authorized capital stock of **Enosi Life Sciences Corp., a British Columbia corporation,** as of the date of this Certificate of Merger, is an unlimited number of shares of Common Stock, no par value, of which 27,500,000 shares are issued and outstanding.

NINTH: The merger shall become effective immediately upon filing this Certificate of Merger.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed by its duly authorized officer as of January 21, 2020.

Enosi Life Sciences Corp.,
a Delaware corporation

By: [signature]
Knox Bell, Assistant Secretary

WEST\289065305.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENOSI LIFE SCIENCES CORP.", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 2020, AT 1:17 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7803994 8100
SR# 20206020590

Authentication: 203213907
Date: 07-01-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:17 PM 07/01/2020
FILED 01:17 PM 07/01/2020
SR 20206020590 - File Number 7803994

First Amendment to Certificate of Incorporation

Enosi Life Sciences Corp.

Michael Shepard and Knox Bell hereby certify that:

1. They are the president and assistant secretary, respectively, of Enosi Life Sciences Corp., a Delaware corporation ("Corporation").

2. Effective with the filing of this Amendment with the Secretary of State of Delaware, each then outstanding share of the Common Stock of Corporation shall become one tenth of a share, such that 100 shares shall become 10 shares. The number of authorized Common Shares shall remain at 100,000,000.

3. All other provisions in the Corporation's Certificate of Incorporation shall remain unchanged.

4. The foregoing amendment has been approved by Corporation's Board of Directors, and by more than a majority of the outstanding shares.

We declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this First Amendment are true and correct of our own knowledge.

Dated as of July 1, 2020.

[signature]

H. Michael Shepard, President

Knox Bell

Knox Bell, Assistant Secretary

CERTIFICATE OF SECRETARY

OF

ENOSI LIFE SCIENCES CORP.

(a Delaware corporation)

I, Knox Bell, the Assistant Secretary of Enosi Life Sciences Corp., a Delaware corporation (the "Corporation"), hereby certify that the Bylaws to which this Certificate is attached are the Bylaws of the Corporation.

Executed effective on January 17, 2020.

Knox Bell

Knox Bell, Assistant Secretary